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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|
                           ---------------------------

                              THE BANK OF NEW YORK

               (Exact name of trustee as specified in its charter)

New York                                                 13-5160382
(State of incorporation                                  (I.R.S. employer
if not a U.S. national bank)                             identification no.)

One Wall Street, New York, N.Y.                          10286
(Address of principal executive offices)                 (Zip code)

                           ---------------------------

                               FORD MOTOR COMPANY
               (Exact name of obligor as specified in its charter)

Delaware                                                 38-0549190
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                           identification no.)




The American Road
Dearborn, Michigan                                       48121
(Address of principal executive offices)                 (Zip code)

                           ---------------------------

                                 Debt Securities
                       (Title of the indenture securities)


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1.       GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:


         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.


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                    Name                                        Address
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
         Superintendent of Banks of the State of      2 Rector Street, New York, N.Y.
         New York                                     10006, and Albany, N.Y. 12203

         Federal Reserve Bank of New York             33 Liberty Plaza, New York, N.Y.
                                                      10045

         Federal Deposit Insurance Corporation        Washington, D.C.  20429

         New York Clearing House Association          New York, New York  10005

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         Yes.

2.       AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         None.

16.      LIST OF EXHIBITS.

         EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7A-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17 C.F.R. 229.10(D).

         1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

         4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

         6. The consent of the Trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.


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                                    SIGNATURE


         Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 5th day of October, 1999.


                                       THE BANK OF NEW YORK


                                       By:      /s/MICHELE L. RUSSO
                                          ----------------------------
                                           Name:   MICHELE L. RUSSO
                                           Title:  ASSISTANT TREASURER






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                                                                       EXHIBIT 6


                               CONSENT OF TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue of FORD MOTOR COMPANY Debt Securities, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.






                                             THE BANK OF NEW YORK


                                             By: /s/REMO J. REALE
                                                ------------------------
                                                    REMO J. REALE
                                                    VICE PRESIDENT

Dated:  October 5, 1999



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                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 1999, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                 Dollar Amounts
ASSETS                                                             In Thousands
Cash and balances due from depository
  institutions:
  Noninterest-bearing balances and currency                        $ 5,597,807
    and coin
  Interest-bearing balances                                          4,075,775
Securities:
  Held-to-maturity securities                                          785,167
  Available-for-sale securities                                      4,159,891
Federal funds sold and Securities purchased                          2,476,963
  under agreements to resell
Loans and lease financing receivables:
  Loans and leases, net of unearned
    income...............38,028,772
  LESS: Allowance for loan and
    lease losses............568,617
  LESS: Allocated transfer risk
    reserve........................16,352
  Loans and leases, net of unearned income,                         37,443,803
    allowance, and reserve
Trading Assets                                                       1,563,671
Premises and fixed assets (including                                   683,587
  capitalized leases)
Other real estate owned                                                 10,995
Investments in unconsolidated subsidiaries                             184,661
  and associated companies
Customers' liability to this bank on                                   812,015
  acceptances outstanding
Intangible assets                                                    1,135,572
Other assets                                                         5,607,019
Total assets                                                       $64,536,926


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
LIABILITIES
Deposits:
  In domestic offices                                              $26,488,980
  Noninterest-bearing                       10,626,811
  Interest-bearing                          15,862,169
  In foreign offices, Edge and Agreement
    subsidiaries, and IBFs                                          20,655,414
  Noninterest-bearing                          156,471
  Interest-bearing                          20,498,943
Federal funds purchased and Securities sold                          3,729,439
  under agreements to repurchase
Demand notes issued to the U.S.Treasury                                257,860
Trading liabilities                                                  1,987,450
Other borrowed money:
  With remaining maturity of one year or less                          496,235
  With remaining maturity of more than one                                 465
    year through three years
  With remaining maturity of more than                                  31,080
    three years
Bank's liability on acceptances executed and                           822,455
    outstanding
Subordinated notes and debentures                                    1,308,000
Other liabilities                                                    2,846,649
Total liabilities                                                   58,624,027

EQUITY CAPITAL
Common stock                                                         1,135,284
Surplus                                                                815,314
Undivided profits and capital reserves                               4,001,767
Net unrealized holding gains (losses) on
  available-for-sale securities                                 (        7,956)
Cumulative foreign currency translation                         (       31,510)
  adjustments
Total equity capital                                                 5,912,899
Total liabilities and equity capital                               $64,536,926

         I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.



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                                                                Thomas J. Mastro

         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                                      Directors

Thomas A. Reyni
Alan R. Griffith
Gerald L. Hassell

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